Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Tarsus Pharmaceuticals, Inc. 2020 Equity Incentive Plan and the Tarsus Pharmaceuticals, Inc. 2020 Employee Stock Purchase Plan of Tarsus Pharmaceuticals, Inc. of our report dated March 14, 2022, with respect to the financial statements of Tarsus Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Irvine, California
March 14, 2022